Other Exhibit (b)


                    DREYFUS GROWTH AND VALUE FUNDS, INC.

                      DREYFUS LARGE COMPANY GROWTH FUND
                        DREYUS AGGRESSIVE GROWTH FUND
                      DREYFUS LARGE COMPANY VALUE FUND
                        DREYFUS AGGRESSIVE VALUE FUND
                          DREYFUS MIDCAP VALUE FUND
                      DREYFUS SMALL COMPANY VALUE FUND
                      DREYFUS INTERNATIONAL GROWTH FUND
                      DREYFUS INTERNATIONAL VALUE FUND
                        DREYFUS EMERGING LEADERS FUND


                      Assistant Secretary's Certificate


     I, Eric B. Fischman, Vice President and Assistant Secretary of Dreyfus Growth and Value Funds, Inc. (the "Fund"), hereby certify that set forth below is a copy of the resolution adopted by the Fund's Board members by Written Consent dated January 29, 1996:

     RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Elizabeth Bachman, Frederick C. Dey, Eric B. Fischman,
     Margaret Pardo, John E. Pelletier, John J. Pyburn, and Joseph
     F. Tower as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact, hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer for whom he is acting as attorney-in-fact, might or could do in person.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Fund on January 30, 1996.

                                         /s/ Eric .Fischman


                                    Eric B. Fischman
                                    Vice President and Assistant Secretary

     (SEAL)